As filed with the Securities and Exchange Commission on May 29, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________

ROOT, INC.
(Exact name of registrant as specified in its charter)
_____________________________________

Delaware	84-2717903
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

80 E. Rich Street, Suite 500
Columbus, Ohio 43215
(866) 980-9431
(Address of principal executive offices) (Zip code)

2020 Equity Incentive Plan
2020 Employee Stock Purchase Plan
(Full titles of the plans)
_____________________________________

Alexander Timm
Chief Executive Officer
Root, Inc.
80 E. Rich Street, Suite 500
Columbus, Ohio 43215
(866) 980-9431
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

David Peinsipp Peter Byrne Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000	Jodi E. Baker Vice President, General Counsel & Secretary 80 E. Rich Street, Suite 500 Columbus, Ohio 43215 (866) 980-9431
__________________________________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
EXPLANATORY NOTE AND GENERAL INSTRUCTION

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 913,347 shares of Class A Common Stock under the 2020 Equity Incentive Plan (the "2020 Plan") and an additional 145,809 shares of Class A Common Stock under the 2020 Employee Stock Purchase Plan (the "2020 ESPP"), pursuant to the provisions of each respective plan which provide for annual automatic increases in the number of shares of common stock reserved for issuance under each respective plan, and pursuant to the share counting provisions of the 2020 Plan upon the cancellation, expiration, forfeiture, withholding or other termination of awards without delivery of shares.
The Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 of the Registrant relating to the same employee benefit plans set forth herein are effective. Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the registration statements on Form S-8 relating to the 2020 Plan and the 2020 ESPP filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on October 30, 2020 (File No. 333-249777), May 13, 2021 (File No. 333-256076), April 13, 2022 (File No. 333-264267) and May 30, 2023 (File No. 333-272270) (collectively, the “Prior Registration Statements”), except that provisions contained in Part II of such Prior Registration Statements are modified as set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:
(a.)The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024;
(b.)The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on April 30, 2024;
(c.)The Registrant’s Current Reports on Form 8-K filed with the SEC on April 16, 2024;
(d.)The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on October 23, 2020 (File No. 001-39658) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description; and
(e.)All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

1.

Item 8.    Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation, as currently in effect.	8-K	001-39658	3.1	October 30, 2020

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Root, Inc.	8-K	001-39658	3.1	August 15, 2022

4.3	Amended and Restated Bylaws of Root, Inc.	10-K	001-39658	3.3	February 22, 2023

4.3	Form of Registrant’s Common Stock Certificate.	S-1/A	333-249332	4.1	October 20, 2020

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Cooley LLP (reference is made to Exhibit 5.1).					X

24.1	Power of Attorney (reference is made to the signature page hereto).					X

99.1	Root, Inc. 2020 Equity Incentive Plan.	10-Q	001-39658	10.1	December 2, 2020

99.2	First Amendment to 2020 Equity Incentive Plan	10-Q	001-39658	10.2	November 9, 2022

99.3	Root, Inc. 2020 Employee Stock Purchase Plan.	S-8	333-256076	99.2	May 13, 2021

99.4	First Amendment to 2020 Employee Stock Purchase Plan	10-Q	001-39658	10.1	November 9, 2022

107	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 29th day of May, 2024.
ROOT, INC.
By: /s/ Alexander Timm
    Alexander Timm
    Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alexander Timm, Megan Binkley and Ryan Forish, and each of them, as his or her true and lawful attorneys-in-fact and agents, with the full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alexander Timm	Chief Executive Officer and Director (Principal Executive Officer)	May 29, 2024
Alexander Timm

/s/ Megan Binkley	Chief Financial Officer (Principal Financial Officer)	May 29, 2024
Megan Binkley

/s/ Ryan Forish	Chief Accounting Officer (Principal Accounting Officer)	May 29, 2024
Ryan Forish

/s/ Doug Ulman	Director	May 29, 2024
Doug Ulman

/s/ Jerri DeVard	Director	May 29, 2024
Jerri DeVard

/s/ Larry Hilsheimer	Director	May 29, 2024
Larry Hilsheimer

/s/ Beth Birnbaum	Director	May 29, 2024
Beth Birnbaum

/s/ Nancy Kramer	Director	May 29, 2024
Nancy Kramer

/s/ Julie Szudarek	Director	May 29, 2024
Julie Szudarek

/s/ Donna Dorsey	Director	May 29, 2024
Donna Dorsey